UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 16, 2004

LABOR READY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)

1015 A Street, Tacoma, Washington	98402
(Address of Principal Executive Offices)	(Zip Code)

(253) 383-9101
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 16, 2004, Labor Ready, Inc. (the “Company”) appointed Keith D. Grinstein to the Company’s Board of Directors.  At this time it has not been determined which committees of the Board of Directors that Mr. Grinstein will serve on.  There are no arrangements or understandings between Mr. Grinstein and any other persons pursuant to which Mr. Grinstein was selected as a director.  There are no transactions, or proposed transactions, during the last two years with the Company to which Mr. Grinstein was or is to be a party, in which Mr. Grinstein, or any member of his immediate family, has a direct or indirect material interest.

A press release (the “Press Release”) announcing that Mr. Grinstein has been appointed to the Company’s Board of Directors was issued by the Company on November 18, 2004.  A copy of the Press Release is attached hereto as Exhibit 99.1.

The information contained in the Press Release shall not be deemed “Filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.                  Financial Statements and Exhibits.

(c)                                  Exhibits

99.1.                        Press Release of Labor Ready, Inc., dated November 18, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABOR READY, INC.
(Registrant)

Date: November 18, 2004	By:	/s/ Joseph P. Sambataro, Jr.
Joseph P. Sambataro, Jr.
Chief Executive Officer